Exhibit 99.1

NanoString Announces Preliminary Revenue for Third Quarter of
Fiscal Year 2017

SEATTLE - October 11, 2017 - NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today announced preliminary total revenue of approximately $25.9 million to $26.9 million for the third quarter, including product and service revenue of approximately $16.9 million and collaboration revenue of $9.0 million to $10.0 million. This unaudited estimate, based on management's preliminary financial analysis, is lower than the company’s previous guidance for product and service revenue of $19.5 million to $21.5 million for the third quarter of 2017.
"We are in the process of transforming our business, by strengthening our commercial channel to drive growth on an increasing scale, while setting the stage for the launch of multiple innovative products currently in development," said Brad Gray, president and chief executive officer of NanoString Technologies. "While we are disappointed that softness in our instrument and consumable sales drove a shortfall in our product and service revenue in the third quarter, we believe that initiatives underway will strengthen the value proposition of our products and enhance the growth of the business over time.”
The Company will release detailed operating results for third quarter of 2017 after the close of trading on Thursday, November 2, 2017. Company management will host a conference call beginning at 4:30pm ET to discuss those results, and provide updated 2017 financial guidance and a business update.
Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers. Please reference Conference ID: 88331168. To listen to a live webcast, please visit the investor relations section of the company’s website at: www.nanostring.com.
A replay of the call will be available beginning November 2, 2017 at 7:30pm ET through midnight on November 9, 2017. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 88331168. The webcast will also be available on the Company’s website for one year following the completion of the call.
About NanoString Technologies, Inc.
NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company's nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 1,600 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company's technology is also being used in diagnostics. The Prosigna® Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer. In addition, the company is collaborating with multiple biopharmaceutical companies in the development of companion diagnostic tests for various cancer therapies, helping to realize the promise of precision oncology. For more information, please visit www.nanostring.com.
Cautionary Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the impact of changes in the company's commercial organization and the launch of future products currently in development on the company’s future financial performance. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; the impact of competition; the impact of expanded sales and marketing on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements except as required by law.
The amounts set forth above are preliminary estimates. We are in the process of finalizing our results of operations for the three months ended September 30, 2017 and therefore final results are not yet available. These preliminary estimates are based solely upon information available to management as of the date of this press release. Our actual results may differ from these estimates due to the completion of our quarter-end closing procedures, final adjustments and developments that may arise between now and the time our financial results for the three months ended September 30, 2017 are finalized. You should read our unaudited consolidated financial statements for the three nine months ended September 30, 2017 once they become available.

Contact:
Douglas Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768